UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2015

CRYOPORT, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34632	88-0313393
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20382 Barents Sea Circle, Lake Forest, California 92630
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (949) 470-2300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

From February 25, 2015 to March 17, 2015, Cryoport, Inc. (the “Registrant”) entered into definitive agreements for a private placement of its securities to certain institutional and accredited investors (the “Investors”) for aggregate gross proceeds of $599,648 (approximately $520,144 after estimated cash offering expenses) pursuant to certain Subscription Agreements between the Registrant and the Investors (collectively, the “Subscription Agreements”). The Registrant intends to use the net proceeds for working capital purposes.

Pursuant to the Subscription Agreement, the Registrant issued shares Class B Preferred Stock and warrants to purchase common stock of the Registrant (“Common Stock”). The shares and warrants were issued as a unit (a “Unit”) consisting of (i) one share of Class B Preferred Stock of the Registrant (“Preferred Stock”) and (ii) one warrant to purchase eight (8) shares of Common Stock at an exercise price of $0.50 per share, which shall be immediately exercisable and may be exercised at any time on or before May 31, 2020. A total of 49,971 Units were issued in exchange for gross proceeds of $599,648 or $12.00 per Unit.

Emergent Financial Group, Inc. served as the Registrant’s placement agent in this transaction and received, with respect to gross proceeds received from the Investors, a commission of 10% and a non-accountable finance fee of 3% of the aggregate gross proceeds received from such Investors, plus reimbursement of legal expenses of up to $5,000. Emergent Financial Group, Inc. will also be issued a warrant to purchase three shares of Common Stock at an exercise price of $0.50 per share for each Unit issued in this transaction.

The foregoing summary of the terms and conditions of the Subscription Agreement and the warrants does not purport to be complete and is qualified in its entirety by reference to the full text of each of the aforementioned documents, which were filed as Exhibits 10.1 and 4.1 to the Registrants Form 8-K filed on February 17, 2015.

Item 3.02 Recent Sale of Unregistered Securities.

The information set forth in Item 1.01 above is incorporated herein by reference.

The sale and issuance of the Units was completed in accordance with the exemption provided by Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), and/or Section 4(2) of the Securities Act, in that such sale and issuance was made without any public offering to “accredited investors,” as that term is defined under Rule 501 of Regulation D of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOPORT, INC.

Date: March 17, 2015	By:	/s/ Robert Stefanovich
Robert Stefanovich
Chief Financial Officer